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                                                                   Exhibit 10.12

                                                               EXECUTION VERSION

                ADVISORY SERVICES EXPENSE REIMBURSEMENT AGREEMENT

                 made as of February 23, 2006 (this "Agreement")

     BETWEEN:

               COREL CORPORATION, a corporation incorporated pursuant to the federal laws of Canada

               ("Corel")

               - and -

               VECTOR CAPITAL CORPORATION, a Delaware corporation

               ("Vector")

     WHEREAS from time to time Corel may request Vector to provide Advisory Services (as defined below), solely on the terms and within the scope specified by Corel; and

     WHEREAS Vector expects to incur certain reasonable out-of-pocket costs and expenses in connection with the providing of Advisory Services to Corel and Corel has agreed to reimburse Vector for these costs and expenses; and

     WHEREAS Corel and Vector have entered into this Agreement to confirm the terms and conditions of Corel's obligation to reimburse Vector for certain reasonable costs and expenses incurred by Vector in connection with the providing of Advisory Services to Corel;

     NOW THEREFORE in consideration of the mutual covenants and agreements in this Agreement, and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), Corel and Vector agree as follows.

1.   ADVISORY SERVICES

1.1 SCOPE OF SERVICES. From time to time at the written request of Corel, Vector will provide, or will cause to be provided, the following services to Corel (collectively, "Advisory Services"): (i) evaluation and analysis (including the conducting of due diligence) of potential M&A transactions, including the review of potential acquisition targets; (ii) evaluation and analysis of potential strategic business relationships; (iii) analysis of planning and structuring considerations and alternatives applicable to Corel Corporation and its direct and indirect subsidiaries; and (iv) other services as requested by Corel. For greater certainty, Advisory Services will be comprised only of services described in this Section 1.1 which are provided by Vector for the benefit of Corel.

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1.2  NO FEES FOR ADVISORY SERVICES. Except for the reimbursement of out-of-pocket costs and expenses expressly contemplated in Section 2 below, Vector will not receive any fees or other remuneration for the provision of Advisory Services to Corel.

1.3 TERM AND TERMINATION. This Agreement is for a term of three (3) years from the date of execution (the "Initial Term"). The Initial Term shall automatically be extended for an additional three (3) years unless one of the parties to this Agreement provides, within ninety (90) days prior to the expiration of the Initial Term, the other party with express written notice indicating the desire to terminate this Agreement upon the expiration of the Initial Term. This Agreement may be terminated by either party (i) without notice, immediately upon the other party (A) committing a breach of the terms of this Agreement; or (B) being the subject of a voluntary or involuntary bankruptcy and/or insolvency proceeding; and (ii) upon ninety (90) days prior written notice, without cause. No fees or damages will be payable in connection with any termination pursuant to this Agreement, provided that all Reimbursable Expenses incurred prior to the effective date of termination will be reimbursed in accordance with this Agreement.

1.4 ENGAGEMENT NOT EXCLUSIVE. Corel may engage other parties to provide Advisory Services on terms and conditions agreed upon with those other parties. Vector may provide Advisory Services to other parties (collectively, "Other Clients") provided, however, that the provision of Advisory Services to Other Clients does not result in Vector providing confidential information in respect of Corel to Other Clients.

2.   REIMBURSEMENT OF EXPENSES

2.1 REIMBURSEMENT. Subject to the limitations set out in Section 2.2 below, Corel will reimburse Vector for reasonable out-of-pocket costs and expenses which are incurred by Vector and reasonably relate to the provision of Advisory Services to Corel ("Reimbursable Expenses"). Vector will provide Corel with reasonable back-up documentation supporting the characterization of costs and expenses as Reimbursable Expenses ("Supporting Documentation"). Corel will reimburse Vector for Reimbursable Expenses within sixty (60) days of the end of the month in which the Supporting Documentation for the applicable Reimbursable Expense was provided by Vector to Corel. Reimbursement payments by Corel pursuant to this Agreement will be made in accordance with the payment instructions set out on SCHEDULE A to this Agreement.

2.2 LIMITATIONS ON REIMBURSEMENT. Reimbursable Expenses in excess of $250,000 in any fiscal year of Corel must be approved, prior to reimbursement by Corel, by the independent members of the audit committee of Corel's board of director.

2.3 NOT EMPLOYEES. Individuals providing Advisory Services under this Agreement will in no event be considered employees of Corel. The costs and expenses of all of those individuals, whether employees of Vector or consultants to or agents or representatives of Vector, will be Vector's responsibility including all compensation, statutory deductions and remittances.


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3.   GENERAL

3.1 ASSIGNMENT. Vector may not assign this Agreement. Corel may assign this Agreement to a direct or indirect wholly-owned subsidiary, and this Agreement enures to the benefit of and is binding upon the successors and assigns of Corel.

3.2 CONFIDENTIALITY. Vector agrees to (and to cause its affiliates to) keep confidential, and not make use of (other than in the course of providing Advisory Services) or disclose to any person, any information or matter relating to Corel or the Advisory Services provided to Corel, provided that the following information shall not be subject to this restriction (i) information that was previously publicly disclosed by Corel; (ii) information that otherwise becomes legally known by Vector; or (iii) information which is required to be disclosed by applicable law.

3.3 SEVERABILITY. If a provision of this Agreement is declared void or unenforceable, such provision will be deemed severed from this Agreement to the extent of the particular circumstances giving rise to such declaration and such provision as it applies to other persons and circumstances and the remaining terms and conditions of this Agreement will remain in full force and effect.

3.4 ENTIRE AGREEMENT. This Agreement contains the entire understanding of Vector and Corel on these matters.

3.5 NOTICES. All notices, requests or instructions hereunder shall be in writing and delivered personally, sent by telecopy, sent by federal express or other nationally recognized overnight carrier, or sent by registered or certified mail, postage prepaid, as follows:

          (i)  If to Vector:

               Vector Capital Corporation
               456 Montgomery Street
               19th Floor
               San Francisco, CA 94014
               Attention: Dewey Chambers
               Telecopy No.: (415) 293-5100

          (ii) If to Corel:

               Corel Corporation
               1600 Carling Avenue
               Ottawa, Ontario K17 8R7
               Canada
               Attention: Christopher DiFrancesco
               Telecopy No.: (613) 725-2691


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               with a copy to:

               Torys LLP
               79 Wellington Street West
               Toronto, Ontario Canada M5K 1N2
               Attention: Darren E. Sukonick, Esq.
               Telecopy No.: (416) 865-7380

     Any of the above addresses may be changed at any time by notice given as provided above; provided, however, that any such notice of change of address shall be effective only upon receipt. All notices, requests or instructions given in accordance herewith shall be deemed received on the date of delivery, if hand delivered, telecopied or by overnight courier, and five (5) Business Days after the date of mailing, if mailed by registered or certified mail.

3.6 AMENDMENT: This Agreement may only be amended by an agreement in writing signed by Vector and Corel, provided that any amendment is approved, in advance, by independent members of the audit committee of Corel's board of directors.

3.7 LAWS. This Agreement shall be governed by and construed in accordance with the laws of the [State of New York without regard to the law of the conflicts of law of such State].

4.   INDEMNIFICATION

4.1 Corel will indemnify Vector, its shareholders, officer, directors and employees, and all of its former shareholders, directors, officers and employees, agents, representatives and independent contractors (the "Vector Indemnified Parties"), and hold the Vector Indemnified Parties harmless against all costs, charges and expenses, including all amounts paid to settle an action or satisfy a judgment, reasonably incurred by any of the Vector Indemnified Parties in respect of any civil, criminal or administrative action or proceeding to which any of the Vector Indemnified Parties is a party by reason of Vector being or having been engaged by Corel to provide Advisory Services, so long as:

     (i) the Vector Indemnified Party in question acted honestly, in good faith and with a view to the best interests of Corel and its affiliates; and

     (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the Vector Indemnified Party in question had reasonable grounds for believing that his/her conduct was lawful.

                                      * * *


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     IN WITNESS WHEREOF the parties have executed this Agreement as of the date first written above.

                                        COREL CORPORATION


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        VECTOR CAPITAL CORPORATION


                                        By: /s/ DEWEY W. CHAMBERS
                                            ------------------------------------
                                        Name: DEWEY W. CHAMBERS
                                        Title: CHIEF FINANCIAL OFFICER

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     IN WITNESS WHEREOF the parties have executed this Agreement as of the date first written above.

                                        COREL CORPORATION


                                        By: /s/ CHRIS DIFRANCESCO
                                            ------------------------------------
                                        Name: CHRIS DIFRANCESCO
                                        Title: V P Legal, General Counsel
                                               & Secretary


                                        VECTOR CAPITAL CORPORATION


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

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                                   SCHEDULE A

                           VECTOR PAYMENT INSTRUCTIONS


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